UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) April 21, 2005


                          Franchise Capital Corporation
               (Exact name of Registrant as specified in charter)


         Nevada                         333-72392                 98-0353403
(State or other jurisdiction           (Commission             (I.R.S. Employer
     of incorporation)                 File Number)             Identification)


     7400 McDonald Dr. Bldg B Suite 121
              Scottsdale, AZ                                        85254
 (Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (480) 355-8140


                                 BGR Corporation
                         5080 N. 40th Street, Suite 103
                                Phoenix, AZ 85018
          (Former name or former address, if changed since last report)

ITEM 5.02. RESIGNATIONS OF REGISTRANT'S DIRECTORS

     On April 13, 2005 James M. Medeiros resigned as a Secretary and Director of the Corporation.

ITEM 8.01. OTHER EVENTS

a.) APPOINTMENT OF OFFICERS AND DIRECTORS

     At a Board of Directors meeting held on April 13, 2005, Edward C. Heisler was appointed Secretary, Chief Compliance Officer, and Director. Mr. Heisler has held several management and executive positions at private and public companies. In most recent years Mr. Heisler has focused his attention with the compliance needs of small public companies. Drawing from his years of experience Mr. Heisler has provided and continues to provide services such as, preparing and coordinating SEC filings, business and business plan development, investor relations, and other various consulting.

     Mr. Heisler has a Bachelor in Business Management Degree from the University of Phoenix, an Associates Degree in Industrial Technology from Baker College and is a U.A.W. certified Journeyman electrician.

b.) CHANGE OF ADDRESS

     The new address for the Company is 7400 McDonald Dr. Bldg B Suite 121, Scottsdale, Arizona 85254. The new telephone number for the business is 480-355-8140.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned here unto duly authorized.

Date: April 21, 2005

                                        Franchise Capital Corporation


                                        By: /s/ J. Bradford Miller
                                           ------------------------------
                                           J Bradford Miller, President